Exhibit 10.85

EXECUTION VERSION

PUT AGREEMENT RELATED TO

EXERCISE OF WARRANT 2015-17

This Put Agreement Related to Exercise of Warrant 2015-17(the “Put Agreement”) is made and entered as of this 9th day of September 2015 (the “Effective Date”) by and among TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation (the “Company”) and the DAVID L. VAN ANDEL TRUST, UNDER TRUST AGREEMENT DATED NOVEMBER 30, 1993 (the “Trust”).

WHEREAS, the Trust is the “Holder” (as defined therein) of Twinlab Consolidated Holdings, Inc. Warrant No. 2015-17 (as amended by that certain Amendment No. 1 to Twinlab Consolidated Holdings, Inc. Warrant No. 2015-17, dated August 14, 2015, the “Existing Warrant”);

WHEREAS, the Company has requested that the Trust make an investment in the Company through the exercise in full of the Existing Warrant; and

WHEREAS, the Trust is willing to exercise the Existing Warrant in full provided that the Trust has a limited right to put the shares purchased through such exercise back to the Company on the terms set forth herein.

NOW, THEREFORE, for good and valuable consideration the sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

1.          Contingent upon the Trust exercising the Existing Warrant in full by purchasing 12,987,012 shares of the Company’s common stock pursuant thereto at the “Exercise Price” (as defined in the Existing Warrant), the Company hereby grants to the Trust the right to put the 12,987,012 shares purchased pursuant thereto back to the Company on the terms set forth herein (the “Put Right”).

2.          The Put Right may be exercised beginning October 15, 2015, by the Trust providing written notice of such exercise to the Company.

3.          Upon receipt of written notice of the Trust’s exercise of its Put Right, the Company shallthereupon and without any delay whatsoever:

a.           Repurchase the 12,987,012 shares of the Company’s common stock purchased by the Trust pursuant to the Existing Warrant at the Trust’s original purchase price of $4,999,999.62, which repurchase price shall be paid by the Company through the issuance by the Company to the Trust of a promissory note in substantially the form attached hereto as Exhibit A (under no circumstances shall the Company be required to pay the repurchase price in cash) and the Trust shall be deemed for all purposes the holder of such promissory note upon the receipt by the Company of such notice of exercise in accordance with the terms hereof; and

b.           Reinstate the warrant rights held by the Trust with respect to the Existing Warrant by issuing to the Trust a new warrant in substantially the form attached hereto as Exhibit B.

4.          The Put Right granted to the Trust pursuant to Section 1 above shall terminate upon the earlier of:

a.           the Company’s closing of the transaction to purchase the equity interests of Organic Holdings, LLC pursuant to the Unit Purchase Agreement previously referenced in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on August 19, 2015, as the same may be amended by the parties thereto;

b.           the purchase by one or more investors of the Company’s common stock, in an aggregate amount of at least $25,000,000, including both the purchase price paid for any common stock as well as the exercise price of any contingent warrants issued in connection therewith, assuming full exercise thereof; or

c.           March 15, 2016.

5.          As a condition precedent to the effectiveness of this Put Agreement, the Trust shall be required to enter into subordination agreements with the Company’s secured lenders, MidCap Funding X Trust, Penta Mezzanine SBIC Fund I, L.P., and JL-Mezz Utah, LLC, with respect to the contingent promissory note that would issue pursuant to Section 3(a) above following an exercise of the Put Right by the Trust.

6.          Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be made by electronic mail, personal service, facsimile or reputable courier service:

a.       If to the Company, to:

TWINLAB CONSOLIDATED HOLDINGS, INC.

632 Broadway, Suite 201

New York, NY 10012

Attention: Richard H. Neuwirth, Chief Legal Officer

Facsimile: (212) 260-1853

e-mail: RNeuwirth@twinlab.com

with a copy to:

WILK AUSLANDER LLP

1515 Broadway

New York, New York 10036

Attention: Joel I. Frank, Esq.

Facsimile: (212) 762-6380

e-mail: jfrank@wilkauslander.com

b.       If to the Trust, to:

David L. Van Andel

3133 Orchard Vista Drive SE

Grand Rapids, MI 49546

Facsimile: ________________

e-mail: dva@vaegr.com

with a copy to:

Mark J. Bugge

3133 Orchard Vista Drive SE

Grand Rapids, MI 49546

Facsimile: ________________

e-mail: Mark.Bugge@vaegr.com

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7.          This Put Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same instrument. A signed, including electronically signed, copy of this Put Agreement delivered by facsimile, email (for example in a .pdf, .tif or .jpeg format), or other means or electronic transmission shall be deemed to be legally binding upon the party so delivering such signature and shall be of the same legal force and effect as delivery of an original signature upon this Put Agreement.

IN WITNESS WHEREOF, each of the undersigned has executed this Put Agreement as of the Effective Date written above.

DAVID L. VAN ANDEL TRUST, UNDER TRUST AGREEMENT DATED 11/30/93		TWINLAB CONSOLIDATED HOLDINGS, INC.

/s/ David L. Van Andel		/s/ Thomas A. Tolworthy
By:	David L. Van Andel	By:	Thomas A. Tolworthy
Title:	Trustee	Title:	President & CEO

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EXHIBIT A

Form of Promissory Note

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THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF SEPTEMBER __, 2015 AMONG HOLDER, MAKER AND MIDCAP FUNDING X TRUST, A DELAWARE STATUTORY TRUST, ADMINISTRATIVE AGENT, WHICH SUBORDINATION AGREEMENT (AS AMENDED IN ACCORDANCE WITH ITS TERMS) IS INCORPORATED HEREIN BY REFERENCE (the “MidCap Subordination”).

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF SEPTEMBER __, 2015 AMONG HOLDER, MAKER AND PENTA MEZZANINE SBIC FUND I, L.P., A DELAWARE LIMITED PARTNERSHIP, WHICH SUBORDINATION AGREEMENT (AS AMENDED IN ACCORDANCE WITH ITS TERMS) IS INCORPORATED HEREIN BY REFERENCE (the “Penta Subordination”).

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF SEPTEMBER __, 2015 AMONG HOLDER, MAKER AND JL-MEZZ UTAH, LLC, AN ALASKA LIMITED LIABILITY COMPANY, WHICH SUBORDINATION AGREEMENT (AS AMENDED IN ACCORDANCE WITH ITS TERMS) IS INCORPORATED HEREIN BY REFERENCE (the “JL Subordination”).

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION THEREFROM.

UNSECURED PROMISSORY NOTE

$4,999,999.62	September __, 2015

FOR VALUE RECEIVED, the undersigned, TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation (“Maker”), promises to pay to THE DAVID L. VAN ANDEL TRUST UNDER TRUST AGREEMENT DATED NOVEMBER 30, 1993, a Michigan trust (“Holder”), the principal sum of FOUR MILLION NINE HUNDRED NINETY NINE THOUSAND NINE HUNDRED NINETY NINE DOLLARS AND SIXTY TWO CENTS ($4,999,999.62), together with interest on the unpaid principal balance of this Unsecured Promissory Note (this “Note”) from time to time outstanding until paid in full, in lawful money of the United States of America. This Note shall mature and be due and payable by Maker on____________, 202__ (the “Maturity Date”) or, if such day is not a Business Day, then the next succeeding Business Day. [NTD: Maturity Date to be 5th Year Anniversary.]

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ARTICLE I
TERMS AND CONDITIONS

1.01       Payment of Principal and Accrued Interest.

a.           Interest shall accrue on the outstanding principal amount of this Note at the “LIBOR RATE” (as defined below) plus five percent (5%) per annum (the “Interest Rate”). Interest shall be computed hereunder based on a 360-day year. Interest shall be payable monthly on the 15th day of each month. The “LIBOR Rate” shall mean the rate of interest (rounded upwards, if necessary, to the next 1/8th of 1%) fixed by the British Bankers Association at 11:00 AM London, England time relating to quotations for the one month London Interbank Offered Rate on US Dollar deposits as published by Bloomberg LP.

b.           The principal amount of this Note shall be payable on the Maturity Date.

1.02       Prepayment.

a.           The principal indebtedness evidenced by this Note may be prepaid, in whole or in part, at any time and from time to time, together with accrued and unpaid interest to the date of such prepayment on the amount so prepaid, without premium or penalty. Any partial prepayment of principal made after the Maturity Date shall be applied as follows: first, to the payment of accrued interest; and second, to the payment of principal.

b.           Upon any partial prepayment, at the request of either Maker or Holder, this Note shall be surrendered to Maker in exchange for a substitute note, which shall set forth the revised principal amount. In the event that this Note is prepaid in its entirety, this Note shall be surrendered to Maker for cancellation as a condition to any such prepayment.

1.03       Payments Only on Business Days. Payments hereunder shall be made only on a Business Day. Any payment hereunder which, but for this Section 1.03, would be payable on a day which is not a Business Day, shall instead be due and payable on the next succeeding Business Day.

ARTICLE II
DEFAULTS

2.01       Events of Default. The following shall constitute “Events of Default” under this Note:

a.           failure by Maker to make any interest payment required under this Note when the same shall become due and payable (whether at maturity, by acceleration or otherwise) and the continuation of such failure for a period of fifteen (15) Business Days following notice thereof; or

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b.           failure by Maker to make any payments of principal required under this Note when the same shall become due and payable (whether at maturity, by acceleration or otherwise) and the continuation of such failure for a period of fifteen (15) Business Days following notice thereof; or

c.           Maker, pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iii) consents to the appointment of a custodian of it or for all or any substantial portion of its property or assets; or (iv) makes a general assignment for the benefit of its creditors; or

d.           an involuntary case or proceeding is commenced against Maker under any Bankruptcy Law and is not dismissed, bonded or discharged within sixty (60) days thereafter, or a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case or proceeding; (ii) appoints a custodian of Maker or for all or substantially all of its properties; or (iii) orders the liquidation of Maker; and in each case the order or decree remains unstayed and in effect for sixty (60) days.

If an Event of Default occurs, the Interest Rate shall equal fifteen percent (15%) per annum from and after the date of such Event of Default until the date upon which this Note is repaid in full. If an Event of Default occurs, Holder may, at its option, declare, by notice in writing to Maker (the “Acceleration Notice”), the entire principal amount of this Note (and any accrued and unpaid interest thereon) to be immediately due and payable and upon any such declaration such principal and interest shall become and be forthwith due and payable without any further notice, presentment, protest, or demand of any kind, all of which are hereby expressly waived by Maker. If an Event of Default specified in Sections 2.01(c) or 2.01(d) hereof occurs, the principal amount of this Note (and any accrued and unpaid interest thereon) shall become due and payable immediately without any declaration or other act on the part of Holder. If any Event of Default shall have occurred, Holder may proceed to protect and enforce its rights either by suit in equity or by action at law, or both, whether for specific performance of any provision of this Note or in aid of the exercise of any power granted to Holder under this Note.

ARTICLE III
MISCELLANEOUS

3.01       No Waiver: Amendment. Maker hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Note. No delay by Holder in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof, including but not limited to an extension of the time for the payment of this Note or any installment due hereunder, shall be valid unless set forth in writing by Holder. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. No modifications or amendments made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the liability of Maker under this Note, either in whole or in part unless Holder agrees otherwise in writing.

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3.02       Limit of Validity. The provisions of this Note are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid to Holder for the use, forbearance or retention of money under this Note (“Interest”) exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Maker and Holder shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Holder shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal amount owing under this Note (whether or not then due) or at the option of Holder be paid over to Maker, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal amount of this Note so that the Interest thereof for such full period will not exceed the maximum amount permitted by applicable law.

3.03       Arms Length Agreement. This Agreement has been negotiated and prepared at the mutual request, direction and construction of Holder and Maker, at arms length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to any party.

3.04       Governing Law. This Note shall be interpreted, construed and enforced according to the substantive laws of the State of New York, without giving effect to principles of conflicts of law.

3.05       Judicial Proceedings. All judicial proceedings brought against Maker arising out of or relating to this Note may be brought in the Federal courts of the United States of America or the courts of the State of New York, in each case, located in the City of New York and County of New York, and by execution and delivery of this Note, Maker accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Note. Maker hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Maker at its address set forth in Section 3.06, such service being hereby acknowledged by Maker to be sufficient for personal jurisdiction in any action against Maker in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Holder to bring proceedings against Maker in the courts of any other jurisdiction.

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3.06       Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, electronic mail or registered or certified mail, postage prepaid, return receipt requested, in accordance with the Put Agreement Related to Exercise of Warrant 2015-17, of equal date herewith.

3.07       Assignment and Transfer; Covenant. Neither this Note nor any interest herein shall be assigned, transferred, pledged or otherwise disposed of, through liquidation or otherwise (any of the foregoing, a “Transfer”), in whole or in part, by Holder. Neither this Note nor any interest herein or obligation hereunder shall be Transferred, in whole or in part, by Maker without the express prior written consent of Holder.

3.08       Replacement of Notes. Upon receipt by Maker of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of an indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Note, if mutilated, Maker will deliver a new Note, or like tenor in lieu of this Note, payable to Holder, in the same principal amount as the unpaid principal amount of this Note and bearing interest at the same Interest Rate as this Note. Any Note delivered in accordance with the provisions of this Section 3.08 shall be dated as of the date of this Note.

3.09       Successors and Assigns. The respective rights and obligations of Maker and Holder shall be binding upon and inure to the benefit of their respective heirs, executors, administrators, successors and permitted assigns.

3.10       Collection Costs. If any amount due under this Note is not paid at the earlier of (i) the due date hereunder or (ii) at acceleration of maturity as herein provided and is placed in the hands of an attorney for collection, or if it is collected through bankruptcy, probate or other court after maturity or the acceleration thereof, Maker shall pay all reasonable attorneys’ fees and collection costs of Holder incurred with respect to the collection of amounts due under this Note promptly on the demand of Holder.

3.11       Definitions. The following terms have the following meanings:

“Acceleration Notice” shall have the meaning set forth in Section 2.01.

“Bankruptcy Law” means Title 11, United States Code, or any similar federal, state or foreign law for the relief of debtors or any arrangement, reorganization, assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Maker.

“Business Day” means each day other than Saturdays, Sundays and days when commercial banks are authorized or required by law to be closed for business in New York, New York.

“Events of Default” shall have the meaning set forth in Section 2.01.

“Holder” shall have the meaning set forth in the Preamble.

“Interest” shall have the meaning set forth in Section 3.02.

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“Interest Rate” shall have the meaning set forth in Section 1.01(a).

“JL Subordination” shall have the meaning set forth in the Preamble.

“Maker” shall have the meaning set forth in the Preamble.

“Maturity Date” shall have the meaning set forth in the Preamble.

“MidCap Subordination” shall have the meaning set forth in the Preamble.

“Obligations” means all principal, interest, premium, penalties, fees, indemnities, damages and other liabilities and obligations payable under the documentation governing, or with respect to, indebtedness for borrowed money (including all interest after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation, whether or not such interest is an allowed claim in such proceeding).

“Penta Subordination” shall have the meaning set forth in the Preamble.

“Transfer” has the meaning set forth in Section 3.07.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

TWINLAB CONSOLIDATED HOLDINGS, INC.

By:
Name:
Title:

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ACKNOWLEDGED & AGREED

DAVID L. VAN ANDEL TRUST UNDER TRUST

AGREEMENT DATED NOVEMBER 30, 1999

By: David L. Van Andel

Title: Trustee

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EXHIBIT B

Form of Warrant

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THIS WARRANT AND THE EQUITY INTERESTS THAT MAY BE PURCHASED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD OR TRANSFERRED, OR OFFERED FOR SALE OR TRANSFER, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION THEREUNDER OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

TWINLAB CONSOLIDATED HOLDINGS, INC.

No.________	_________, 2015

Warrant

This Warrant (the "Warrant") certifies that, for value received, David L. Van Andel Trust, under Trust Agreement dated November 30, 1993, a Michigan trust, and its permitted transferees, successors and assigns (the "Holder"), is entitled to purchase from TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation (the "Company"), 12,987,012 shares of common stock of the Company (subject to any adjustments pursuant to Section 3.3) issuable upon the full exercise of this Warrant at the purchase price of $0.385 per share (the "Exercise Price"), at any time prior to 5:00 P.M. Eastern Time on September 30, 2017 (the "Expiration Date"). For any exercise, the total price of such exercise shall be rounded up to the nearest whole penny.

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. As used in this Warrant, the following terms shall have the following meanings:

"Applicable Law" means all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to the Person in question or any of its assets or property, and all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party or by which any of its assets or properties are bound.

"Assignment Form" shall mean the assignment form attached as Annex 2 hereto.

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"Affiliate" or "Affiliated" means, as applied to (i) any Person, directly or indirectly, in which such Person holds, beneficially or of record, ten percent (10%) or more of the equity of voting securities; (ii) any Person that holds, of record or beneficially, ten percent (10%) or more of the equity or voting securities of such Person; (iii) any director, officer, partner or individual holding a similar position in respect of such Person; (iv) as to any natural Person, any Person related by blood, marriage or adoption and any Person owned by such Persons, including any spouse, parent, grandparent, aunt, uncle, child, grandchild, sibling, cousin or in-law of such Person; or (v) any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

"Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

"Company" shall have the meaning set forth in the Preamble.

"Current Holder’s Equity Interest" means 12,987,012 shares of common stock of the Company issuable upon the full exercise of this Warrant, minus any Equity Interest previously issued pursuant to the exercise of this Warrant.

"Delivery Date" shall have the meaning given to such term in Section 3.2.

"Equity Interest" shall mean the interest of (i) a shareholder in a corporation, (ii) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (iii) a member in a limited liability company, or (iv) any other Person having any other form of equity security or ownership interest in any Person.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

"Exchange Form" shall mean the exchange form attached as Annex 3 hereto.

"Executive Officer" shall mean, with respect to the Company, its Chief Executive Officer, President, Chief Financial Officer or Chief Operating Officer.

"Exercise Form" shall mean the exercise form attached as Annex 1 hereto.

"Exercise Price" shall have the meaning set forth in the Preamble.

"Expiration Date" shall have the meaning set forth in the Preamble.

"GAAP" shall mean generally accepted accounting principles in the United States as of the relevant date in question, consistently applied.

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"Governmental Authority" means any arbitrator or any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority having jurisdiction or supervisory or regulatory authority over the Company.

"Holder" shall have the meaning set forth in the Preamble.

"Holder's Equity Interest" shall have the meaning given to such term in Section 3.3.

"Person" shall mean any individual, corporation, partnership, limited liability company, trust, unincorporated organization, or any other form of entity.

"Qualified Assignment" shall mean any of the following: (a) an assignment to a transferee acquiring at least 25% of the Equity Interests subject to the Warrant (subject to adjustment for stock splits, stock dividends, recapitalizations and similar events); or (b) an assignment to an Affiliate of the Holder.

"Rights Agreement" shall have the meaning given to such term in Section 4.1.

"Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and any successor statute.

"Subsidiary" shall mean a corporation or other entity any of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

"Taxes" means all taxes, charges, fees, levies or other assessments, however denominated and whether imposed by a taxing authority within or without the United States, including all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the date hereof.

"Warrant" or "Warrants" shall mean this Warrant.

"Warrant Register" shall have the meaning given to such term in Section 2.1.

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SECTION 1.2 Interpretation. Unless the context of this Warrant clearly requires otherwise, the masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so requires. Accounting terms used but not otherwise defined herein have the meanings given to them under GAAP. The terms "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "hereof," "herein," "hereunder," and similar terms in this Warrant refer to this Warrant as a whole and not to any particular provision of this Warrant. References to "Articles", "Sections," "Subsections," "Exhibits," "Preamble," "Annexes," and "Schedules" are to articles, sections, subsections, exhibits, preamble, annexes and schedules, respectively, of this Warrant, unless otherwise specifically provided. References to "days" and "months" refer to calendar days and calendar months unless otherwise expressly designated (i.e., business days or particular 30-day periods). The captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Warrant. The term "dollars" or "$" means United States Dollars.

ARTICLE II

FORM; EXCHANGE FOR WARRANTS; TRANSFER; TAXES

SECTION 2.1 Warrant Register. Each Warrant issued, exchanged or transferred shall be registered in a warrant register (the "Warrant Register"). The Warrant Register shall set forth the number of each Warrant, the name and address of the holder thereof, and the Current Holder’s Equity Interest for which the Warrant is then exercisable. The Warrant Register will be maintained by the Company and will be available for inspection by the Holder at the principal office of the Company or such other location as the Company may designate to the Holder in the manner set forth in Section 5.1 hereof. The Company shall be entitled to treat the Holder as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person.

SECTION 2.2 Exchange of Warrants for Warrants.

(a)      The Holder may exchange this Warrant for another Warrant or Warrants of like kind and tenor representing in the aggregate the right to purchase the same Current Holder’s Equity Interest which could be purchased pursuant to the Warrant being so exchanged. In order to effect an exchange permitted by this Section 2.2, the Holder shall deliver to the Company such Warrant accompanied by an Exchange Form in the form attached hereto as Annex 3 signed by the Holder thereof specifying the number and denominations of Warrants to be issued in such exchange and the names in which such Warrants are to be issued. Within ten (10) Business Days of receipt of such a request, the Company shall issue, register and deliver to the Holder thereof each Warrant to be issued in such exchange.

(b)      Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder, including indemnification reasonably acceptable to the Company) of the ownership and the loss, theft, destruction or mutilation of any Warrant or, in the case of any such mutilation, upon surrender of such Warrant, the Company shall (at its expense) execute and deliver in lieu of such Warrant a new Warrant of like kind and tenor representing the same rights represented by and dated the date of such lost, stolen, destroyed or mutilated Warrant. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by any Person.

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(c)      The Company shall pay all Taxes (other than any applicable income or similar Taxes payable by a Holder of a Warrant) attributable to an exchange of a Warrant pursuant to this Section 2.2; provided, however, that the Company shall not be required to pay any Tax which may be payable in respect of any transfer involved in the issuance of any Warrant in a name other than that of the Holder of the Warrant being exchanged.

SECTION 2.3 Transfer of Warrant.

(a)      Subject to Section 2.3(c) hereof, each Warrant and the rights thereunder may be transferred by the Holder thereof, in whole or in part, by delivering to the Company such Warrant accompanied by a properly completed Assignment Form in the form of Annex 2. Within ten (10) Business Days of receipt of such Assignment Form the Company shall issue, register and deliver to the new Holder, subject to Section 2.3(c) hereof a new Warrant or Warrants of like kind and tenor representing in the aggregate the right to purchase the same Current Holder’s Equity Interest which could be purchased pursuant to the Warrant being transferred. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Company. In case of a transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced and may be required to be deposited and remain with the Company in its discretion.

(b)      Each Warrant issued in accordance with this Section 2.3 shall bear the restrictive legend set forth on the face of this Warrant, unless the Holder or transferee thereof supplies to the Company an opinion of counsel, reasonably satisfactory to the Company, that the restrictions described in such legend are no longer applicable to such Warrant.

(c)      The transfer of Warrants and any Equity Interest purchased thereunder shall be permitted, so long as such transfer is pursuant to a transaction that complies with, or is exempt from, the provisions of the Securities Act, and the Company may require an opinion of counsel in form and substance reasonably satisfactory to it to such effect prior to effecting any transfer of Warrants or any Equity Interest purchased thereunder.

ARTICLE III

EXERCISE OF WARRANT; EXCHANGE FOR EQUITY INTEREST

SECTION 3.1 Exercise of Warrants. On any Business Day before the Expiration Date, the Holder may exercise this Warrant, in whole or in part, by delivering to the Company this Warrant accompanied by a properly completed Exercise Form in the form of Annex 1 and a check in an aggregate amount equal to the applicable Exercise Price.

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SECTION 3.2 Issuance of Equity Interest.

(a)      The Company represents and warrants that the authorized Equity Interest of the Company consists solely of (i) _________________ shares of common stock, par value $0.001 per share, of which only _______________ common shares have been issued and ________________ common shares remain outstanding as of the date hereof and (ii) _______________ shares of preferred stock, of which ____ preferred shares have been issued as of the date hereof. The shares of common stock of the Company issued and outstanding as of the date hereof are duly authorized, validly issued, fully paid and non-assessable. The delivery to the Holder of certificates representing the Equity Interest that the Holder purchases pursuant to the exercise of this Warrant shall grant to the Holder good and valid title to the Equity Interest represented by such certificate, free and clear of any and all liens, pledges, security interests, charges or encumbrances of any kind or nature or any option, warrant or trust having the practical effect of any of the foregoing.

(b)      Immediately upon the exercise of this Warrant in accordance with Section 3.1, the Company (the "Delivery Date") shall issue the Equity Interest that the Holder has purchased pursuant to such exercise, deliver to the Holder the certificates representing such Equity Interest and reflect the issuance of such Equity Interest, which Equity Interest shall be duly authorized, validly issued, outstanding, fully paid and non-assessable, in the Company’s shareholder records (maintained by the Company or its duly appointed transfer agent), whereupon the Holder shall be deemed for all purposes, effective as of the Delivery Date, to be a holder of record and beneficial owner of the Equity Interest that it has purchased pursuant to such exercise.

(c)      If a Holder shall exercise this Warrant for less than all of the Equity Interest which could be purchased or received hereunder, the Company shall issue to the Holder, within five (5) Business Days of the Delivery Date, a new Warrant of like kind and tenor to this Warrant evidencing the right to purchase the remaining Equity Interest represented by the Warrant. This Warrant shall be cancelled upon surrender thereof pursuant to Section 3.1.

(d)      The Company shall pay all Taxes (other than any applicable income or similar Taxes payable by a Holder of a Warrant) attributable to the initial issuance of any Equity Interest upon the exercise or exchange of this Warrant or any successor Warrant; provided, however, that the Company shall not be required to pay any Tax which may be payable in respect of any transfer involved in the issuance of a successor to this Warrant in a name other than that of the Holder of the Warrant being exercised or exchanged.

(e)      Except as set forth in any document that is un-redacted and publicly filed with the U.S. Securities and Exchange Commission, neither the Company nor its Subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) which are not fully reflected or reserved against on the balance sheet as of June 30, 2014 in accordance with GAAP, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date thereof.

SECTION 3.3 Adjustment of Holder’s Equity Interest and/or Exercise Price. The Equity Interest issuable upon exercise of this Warrant (such Equity Interest is referred to herein as the "Holder's Equity Interest") shall be subject to adjustment from time to time in accordance with this Section 3.3.

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SECTION 3.3.1  Issuance of Additional Equity Interest; Capital Reorganization or Capital Reclassifications. If, at any time after the date hereof, the Equity Interests of the Company shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation (including, without limitation, any subdivision or combination of Equity Interest), then in each case the Company shall cause effective provision to be made so that this Warrant shall, effective as of the effective date of such event retroactive to the record date, if any, of such event, be exercisable or exchangeable for the kind and number of equity securities, cash or other property to which a holder of the Equity Interest deliverable upon exercise or exchange of this Warrant would have been entitled upon such event and any such provision shall include adjustments in respect of such securities or other property that shall be equivalent to the adjustments provided for in this Warrant with respect to such Warrant.

SECTION 3.3.2  Consolidations and Mergers; Dissolution.

(a)      If, at any time after the date hereof, the Company shall consolidate with, merge with or into, or sell all or substantially all of its assets or property to, another Person, then the Company shall cause effective provision to be made so that each Warrant shall, effective as of the effective date of such event retroactive to the record date, if any, of such event, be exercisable or exchangeable for the kind and number of shares of stock, membership or other equity interests, other securities, cash or other property to which a holder of the Equity Interest deliverable upon exercise or exchange of such Warrant would have been entitled upon such event. The Company shall not consolidate or merge unless, prior to consummation, the successor corporation (if other than the Company) assumes the obligations of this paragraph by written instrument executed and mailed to the Holder at the Holder’s address set forth in Section 5.1. A sale or lease of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities is a consolidation or merger for the foregoing purposes.

(b)      In case a voluntary or involuntary dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation or merger covered by subsection (a) above) is at any time proposed, the Company shall give at least 30 days’ prior written notice to the Holder. Such notice shall contain: (1) the date on which the transaction is to take place; (2) the record date (which shall be at least 30 days after the giving of the notice) as of which the Holder will be entitled to receive distributions as a result of the transaction; (3) a brief description of the transaction; (4) a brief description of the distributions to be made to the Holder as a result of the transaction and (5) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs, this Warrant and all rights hereunder shall terminate.

SECTION 3.3.3  Notice; Calculations; Etc. Whenever the Equity Interest issuable hereunder shall be adjusted as provided in this Section 3.3, the Company shall provide to the Holder a statement, signed by an Executive Officer, describing in detail the facts requiring such adjustment and setting forth a calculation of the Equity Interest applicable to each Warrant after giving effect to such adjustment. All calculations under this Section 3.3 shall be made to the nearest one hundredth of a cent or to the nearest one-tenth of a unit, as the case may be.

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ARTICLE IV

CERTAIN OTHER RIGHTS

SECTION 4.1 Registration Rights.

(a)      At any time at which this Warrant or the Equity Interest underlying the same remains outstanding, upon the request of the Holder, the Company will enter into a registration rights agreement with Holder (the "Rights Agreement"). Such Rights Agreement shall provide that beginning October 1, 2015, if the Company is eligible for the use of a registration statement on Form S-3, then the Holder shall have the right to request an initial registration and thereafter on a quarterly basis after such initial registration shall have been declared effective by the U.S. Securities and Exchange Commission, registration of its Equity Interests on Form S-3 or any similar short-form registration (each, a "Demand Registration"). The Rights Agreement will provide that each request for a Demand Registration shall specify the approximate number of Equity Interests requested to be registered and that the Company shall cause a registration statement on Form S-3 (or any successor form) to be filed within twenty (20) days after the date on which the initial request is given and shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter. The Rights Agreement will provide that the Company may postpone for up to ninety (90) days the filing or effectiveness of a registration statement for a Demand Registration if the Company determines in its reasonable good faith judgment that such Demand Registration would (i) materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act. The Rights Agreement shall contain such other terms and conditions applicable to the Holder no less favorable to the Holder than registration rights made available to any other holder of any Equity Interest or other equity security of the Company.

(b)      The rights to cause the Company to register Equity Interests pursuant hereto may be assigned (but only with all related obligations) by the Holder in a Qualified Assignment; provided, that, (i) the Company is, upon or within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned, (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Warrant, (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by transferee or assignee is restricted under the Securities Act, and (iv) such assignment shall be effective only if immediately following such transfer such Equity Interests continue to be Equity Interests of the Company.

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ARTICLE V

MISCELLANEOUS

SECTION 5.1 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be made by electronic mail, personal service, facsimile or reputable courier service:

(a)          If to the Company, to:

TWINLAB CONSOLIDATED HOLDINGS, INC.

632 Broadway, Suite 201

New York, NY 10012

Attention: Richard H. Neuwirth, Chief Legal Officer

Facsimile: (212) 260-1853

e-mail: RNeuwirth@twinlab.com

with a copy to:

WILK AUSLANDER LLP

1515 Broadway

New York, New York 10036

Attention: Joel I. Frank, Esq.

Facsimile: (212) 762-6380

e-mail: jfrank@wilkauslander.com

(b)          If to the Holder, to:

David L. Van Andel

3133 Orchard Vista Drive SE

Grand Rapids, MI 49546

Facsimile: ________________

e-mail: dva@vaegr.com

with a copy to:

Mark J. Bugge

3133 Orchard Vista Drive SE

Grand Rapids, MI 49546

Facsimile: ________________

e-mail: Mark.Bugge@vaegr.com

Unless otherwise specifically provided herein, any notice or other communication shall be deemed to have been given when delivered in person or by courier service, upon receipt of electronic mail or upon receipt of facsimile.

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SECTION 5.2 No Voting Rights: Limitations of Liability. This Warrant shall not entitle the holder thereof to any voting rights or, except as otherwise provided or referenced herein, other rights of an equity owner of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase its Equity Interest, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of the Holder for the Exercise Price of the Equity Interest acquirable by exercise hereunder or as a stockholder of the Company.

SECTION 5.3 Amendments and Waivers. Any provision of this Warrant may be amended or waived, but only pursuant to a written agreement signed by the Company and the Holder.

SECTION 5.4 Severability. If any provision of this Warrant shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Agreement, and such provision shall be deemed to be restated to reflect the parties' original intentions as nearly as possible in accordance with Applicable Law(s).

SECTION 5.5 Specific Performance. The Holder shall have the right to specific performance by the Company of the provisions of this Warrant, in addition to any other remedies it may have at law or in equity. The Company hereby irrevocably waives, to the extent that it may do so under Applicable Law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Company for specific performance of this Warrant by the Holder.

SECTION 5.6 Binding Effect. This Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and assigns.

SECTION 5.7 Counterparts. This Warrant may be executed in several counterparts, and/or by the execution of counterpart signature pages that may be attached to one or more counterparts of this Warrant, and all so executed shall constitute one agreement binding on all of the parties hereto, notwithstanding that all of the parties hereto are not signatory to the original or the same counterpart. In addition, any counterpart signature page may be executed by any party wherever such party is located, and may be delivered by telephone facsimile or by electronic mail in PDF format, and any such transmitted signature pages may be attached to one or more counterparts of this Warrant, and such faxed or sent by electronic mail signature(s) shall have the same force and effect, and be as binding, as if original signatures had been executed and delivered in person.

SECTION 5.8 Entire Agreement. This Warrant, together with the other documents and instruments entered into by the parties thereto in connection therewith, constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

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SECTION 5.9 Governing law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES AND PRINCIPLES. THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK FOR THE PURPOSE OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS WARRANT, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS WARRANT.

SECTION 5.10 Expenses. The Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all reasonable fees, expenses and costs relating hereto, including, but not limited to, (i) the cost of reproducing this Warrant, (ii) the fees and disbursements of counsel to the Holder in preparing this Warrant, (iii) all transfer, stamp, documentary or other similar Taxes, assessments or charges levied by any governmental or revenue authority in respect hereof or any other document referred to herein, (iv) fees and expenses (including, without limitation, reasonable attorneys' fees) incurred in respect of the enforcement by the Holder of the rights granted to the Holder under this Warrant, and (v) the expenses relating to the consideration, negotiation, preparation or execution of any amendments, waivers or consents requested by the Company pursuant to the provisions hereof, whether or not any such amendments, waivers or consents are executed.

SECTION 5.11 Attorneys' Fees. In any action or proceeding brought by a party to enforce any provision of this Warrant, the prevailing party shall be entitled to recover the reasonable costs and expenses incurred by it or him in connection therewith (including reasonable attorneys’ and paralegals’ fees and costs incurred before and at any trial or arbitration and at all appellate levels), as well as all other relief granted or awarded in such action or other proceeding.

SECTION 5.12 Filings. The Company shall, at its own expense, promptly execute and deliver, or cause to be executed and delivered, to the Holder all applications, certificates, instruments and all other documents and papers that the Holder may reasonably request in connection with the obtaining of any consent, approval, qualification, or authorization of any Federal, provincial, state or local government (or any agency or commission thereof) necessary or appropriate in connection with, or for the effective exercise of, the Warrant (and/or any successor Warrant(s) hereto).

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SECTION 5.13 Other Transactions. Nothing contained herein shall preclude the Holder from engaging in any transaction, in addition to those contemplated by this Warrant with the Company or any of its Affiliates in which the Company or such Affiliate is not restricted hereby from engaging with any other Person.

SECTION 5.14 Waiver of Jury Trial. THE HOLDER AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS WARRANT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE HOLDER OR THE COMPANY. THE COMPANY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER ENTERING INTO THIS WARRANT.

SECTION 5.15 Headings. Section titles and captions contained in this Warrant are inserted only as a matter of convenience and for reference. The titles and captions in no way define, limit, extend or describe the scope of this Warrant or the intent of any provision hereof.

SECTION 5.16 No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

[Remainder of page intentionally left blank; signatures on following page]

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IN WITNESS WHEREOF, the undersigned has caused this Warrant to be duly executed and delivered by an authorized officer, all as of the date and year first above written.

TWINLAB CONSOLIDATED HOLDINGS, INC.,
a Nevada corporation

By:
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

Signature Page To Warrant _________

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ACKNOWLEDGED AND AGREED:

David L. Van Andel Trust, under Trust Agreement dated November 30, 1993

By:

Name: David L. Van Andel

Title: Trustee

Signature Page To Warrant ________

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